Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-62697 and Form S-3 No. 333-7659) of Candie's, Inc. and in the related Prospectuses and the Registration Statement (Form S-8 No. 333-27655) pertaining to the 1989 Stock Option Plan; Consultant's Stock Options of our report dated April 16, 1998, with respect to the consolidated financial statements and schedule of Candie's, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended January 31, 1998.



                                             /s/ ERNST & YOUNG LLP


White Plains, New York
April 27, 1998